Archrock Reports Third Quarter 2022 Results

HOUSTON, November 2, 2022 – Archrock, Inc. (NYSE: AROC) (“Archrock”) today reported results for the third quarter of 2022.

Third Quarter 2022 Highlights

●	Revenue for the third quarter of 2022 was $213.7 million compared with $195.2 million in the third quarter of 2021.
●	Net income for the third quarter of 2022 was $15.4 million compared with $9.3 million in the third quarter of 2021.
●	Gross margin (a non–GAAP measure defined below) for the third quarter of 2022 was $106.1 million compared with $103.2 million in the third quarter of 2021.
●	Adjusted EBITDA (a non–GAAP measure defined below) for the third quarter of 2022 was $91.9 million compared with $92.4 million in the third quarter of 2021.
●	Previously–declared quarterly dividend of $0.145 per common share for the third quarter of 2022 resulted in dividend coverage of 1.8x.
●	Achieved record period-end utilization of 89% for the third quarter of 2022 compared with 82% in the third quarter of 2021.
●	New ventures team completed successful field test for a proprietary methane capture technology.
●	Expect to exceed previously issued 2022 Adjusted EBITDA guidance due to solid underlying business performance and the benefit of net gains related to the sale of compression and other assets realized during the third quarter of 2022.

Management Commentary and Outlook

“The improvement in our compression business accelerated in the third quarter, supported by the resilient demand for abundant, affordable and cleaner natural gas,” said Brad Childers, Archrock’s President and Chief Executive Officer. “For the second quarter in a row, we drove sequential operating horsepower growth of 100,000, excluding non-strategic asset sales. Our horsepower utilization improved meaningfully to 89% at the end of September, increased to 90% at the end of October and should continue to trend higher, underpinning additional rate increases during the quarter as well as our expectation for future pricing leverage. We believe record utilization and robust backlog levels set us up to perform exceptionally well in 2023. We expect to generate higher financial returns as we continue to reprice our installed base of horsepower and work aggressively to drive cost optimization in our operations.

“During the third quarter, we also closed the sale of small, non-strategic compressors totaling 124,000 horsepower, bringing cumulative proceeds from fleet high-grading efforts since the end of 2019 to nearly $250 million. We now have the opportunity to redeploy these proceeds for investment in large horsepower units against the backdrop of an undersupplied midstream compression market just as we are also beginning to reap the benefits of a multi-year strategic transformation to standardize and digitize our platform. We believe the profitable growth we see ahead gives us line of sight to leverage of below 4.0 times, which will provide enhanced financial flexibility and the opportunity to increase shareholder returns in 2023. Our future as the leading provider of U.S. natural gas compression is robust and sustainable, and I’m excited about what lies ahead of this inflection point for our company.

“Lastly, I’m optimistic about the progress we’ve made on new ventures. The recent passage of the Inflation Reduction Act of 2022 further incentivizes emissions management for many of our customers while we are coming to market with solutions for methane emissions. Most recently, Archrock completed the successful pilot of and filed for a patent for a methane capture technology designed by our new ventures team. The device is a solution for fugitive emissions reductions from compressor operations, including unit blowdowns and compressor packings. This technology is complementary and value enhancing to our core contract compression services and I am excited for the team to commence our marketing efforts during the fourth quarter,” concluded Childers.

Third Quarter 2022 Financial Results

Archrock’s third quarter 2022 net income of $15.4 million included a non–cash long–lived and other asset impairment of $4.2 million. Archrock’s third quarter 2021 net income of $9.3 million included a non–cash long–lived and other asset impairment of $5.1 million and depreciation expense of $2.0 million from the write–off of compression and other assets damaged in Hurricane Ida.

Adjusted EBITDA for the third quarter of 2022 and 2021 included $12.7 million and $15.4 million, respectively, in net gains related to the sale of compression and other assets.

Contract Operations

For the third quarter of 2022, contract operations segment revenue totaled $170.5 million, up from $158.9 million in the third quarter of 2021. Gross margin was $98.8 million, up from $97.6 million in the third quarter of 2021. This reflected a gross margin percentage of 58%, compared with 61% in the prior year quarter. Total operating horsepower at the end of the third quarter of 2022 was 3.4 million compared with 3.2 million at the end of the third quarter of 2021, and reflected the sale of 134,000 active horsepower as part of our ongoing fleet high–grading initiative. Utilization at the end of the third quarter of 2022 increased to 89% from 82% at the end of the third quarter of 2021.

Aftermarket Services

For the third quarter of 2022, aftermarket services segment revenue totaled $43.2 million, up from $36.3 million in the third quarter of 2021, driven by higher customer demand for both parts and maintenance services. Gross margin of $7.3 million increased compared with $5.6 million in the third quarter of 2021. Gross margin percentage was 17%, up from 15% in the prior year quarter.

Balance Sheet and Financial Position

Long–term debt was $1.5 billion at September 30, 2022, reflecting the net repayment of $34 million in debt during the quarter. Our available liquidity totaled $492 million. Our leverage ratio was 4.3x at September 30, 2022, unchanged compared with the prior year period.

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.145 per share of common stock, or $0.58 per share on an annualized basis, resulting in dividend coverage in the third quarter of 2022 of 1.8x. The dividend will be paid on November 15, 2022 to stockholders of record at the close of business on November 8, 2022.

Summary Metrics

(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended
	September 30,		June 30,		September 30,
	2022		2022		2021
Net income	$15,371		$16,746		$9,304
Adjusted EBITDA	$91,919		$99,493		$92,351

Contract operations revenue	$170,497		$166,298		$158,911
Contract operations gross margin	$98,803		$97,943		$97,631
Contract operations gross margin percentage	58%		59%		61%

Aftermarket services revenue	$43,171		$49,530		$36,255
Aftermarket services gross margin	$7,338		$7,820		$5,603
Aftermarket services gross margin percentage	17%		16%		15%

Selling, general, and administrative	$30,500		$27,691		$28,839

Cash available for dividend	$41,354		$52,068		$50,128
Cash available for dividend coverage	1.8	x	2.3	x	2.2	x

Free cash flow	$56,296		$3,576		$120,828
Free cash flow after dividend	$33,737		$(18,918)		$98,322

Total available horsepower (at period end)	3,747		3,810		3,913
Total operating horsepower (at period end)	3,353		3,322		3,196
Horsepower utilization spot (at period end)	89%		87%		82%

Conference Call Details

Archrock will host a conference call on Thursday, November 3, 2022, to discuss third quarter 2022 financial results. The call will begin at 12:00 p.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1–888–440–5667 in the United States and Canada or 1–646–960–0476 for international calls. The access code is 4749623.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

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Adjusted EBITDA, a non–GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long–lived and other asset impairment, restructuring charges, non–cash stock–based compensation expense and other items. A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, and a reconciliation of our full year 2022 Adjusted EBITDA guidance to net income appear below.

Gross margin, a non–GAAP measure, is defined as revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income, the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non–GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long–lived and other asset impairment, restructuring charges, non–cash stock–based compensation expense and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income and net cash provided by operating activities, the most directly comparable GAAP measures, and a reconciliation of our updated full year 2022 cash available for dividend guidance to net income appear below.

Free cash flow, a non–GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities. A reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

Free cash flow after dividend, a non–GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities less dividends paid to stockholders. A reconciliation of free cash flow after dividend to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is the leading provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how the Company embodies its purpose, WE POWER A CLEANER AMERICA, visit www.archrock.com.

Forward–Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward–looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward–looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward–looking information includes, but is not limited to statements regarding: guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic, geopolitical and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies and the expected results therefrom; Archrock’s development and deployment of new technologies and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; Archrock’s ability to integrate ECOTEC’s products and services into its business and offer them to its customers; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward–looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; impacts of world events; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; and the effectiveness of Archrock’s control environment, including the identification of control deficiencies.

These forward–looking statements are also affected by the risk factors, forward–looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10–K for the year ended December 31, 2021, Archrock’s Quarterly Reports on Form 10–Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward–looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281–836–8360

investor.relations@archrock.com

Archrock, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
Revenue:
Contract operations	$170,497	$166,298	$158,911
Aftermarket services	43,171	49,530	36,255
Total revenue	213,668	215,828	195,166

Cost of sales (excluding depreciation and amortization):
Contract operations	71,694	68,355	61,280
Aftermarket services	35,833	41,710	30,652
Total cost of sales (excluding depreciation and amortization)	107,527	110,065	91,932

Selling, general and administrative	30,500	27,691	28,839
Depreciation and amortization	39,953	41,356	45,280
Long-lived and other asset impairment	4,154	4,647	5,121
Restructuring charges	—	—	313
Interest expense	25,177	24,456	25,508
Gain on sale of assets, net	(12,695)	(18,948)	(15,393)
Other (income) expense, net	(585)	497	337
Income before income taxes	19,637	26,064	13,229
Provision for income taxes	4,266	9,318	3,925
Net income	$15,371	$16,746	$9,304

Basic and diluted net income per common share (1)	$0.10	$0.11	$0.06

Weighted average common shares outstanding:
Basic	153,550	153,033	152,158
Diluted	153,687	153,164	152,297

(1)	Basic and diluted net income per common share is computed using the two–class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock–settled restricted stock units that have non–forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended
September 30,	June 30,	September 30,
2022	2022	2021
Revenue:
Contract operations	$170,497	$166,298	$158,911
Aftermarket services	43,171	49,530	36,255
Total revenue	$213,668	$215,828	$195,166

Gross margin (1):
Contract operations	$98,803	$97,943	$97,631
Aftermarket services	7,338	7,820	5,603
Total gross margin	$106,141	$105,763	$103,234

Gross margin percentage:
Contract operations	58%	59%	61%
Aftermarket services	17%	16%	15%
Total gross margin percentage	50%	49%	53%

Selling, general and administrative	$30,500	$27,691	$28,839
% of revenue	14%	13%	15%

Adjusted EBITDA (1)	$91,919	$99,493	$92,351
% of revenue	43%	46%	47%

Capital expenditures	$64,966	$61,208	$32,132
Proceeds from sale of property, plant and equipment and other assets	(44,262)	(59,814)	(70,785)
Net capital expenditures	$20,704	$1,394	$(38,653)

Total available horsepower (at period end) (2)	3,747	3,810	3,913
Total operating horsepower (at period end) (3)	3,353	3,322	3,196
Average operating horsepower	3,355	3,297	3,225
Horsepower utilization:
Spot (at period end)	89%	87%	82%
Average	88%	86%	82%

Dividend declared for the period per share	$0.145	$0.145	$0.145
Dividend declared for the period to all shareholders	$22,645	$22,647	$22,393
Cash available for dividend coverage (4)	1.8	x	2.3	x	2.2	x

Free cash flow (1)	$56,296	$3,576	$120,828
Free cash flow after dividend (1)	$33,737	$(18,918)	$98,322

(1)	Management believes gross margin, Adjusted EBITDA, free cash flow and free cash flow after dividend provide useful information to investors because these non–GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non–GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period–to–period comparisons.
(2)	Defined as idle and operating horsepower, and includes new compressor units completed by a third party manufacturer that have been delivered to us.
(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4)	Defined as cash available for dividend divided by dividends declared for the period.

	September 30,	June 30,	September 30,
	2022	2022	2021
Balance Sheet
Long-term debt (1)	$1,498,895	$1,532,438	$1,516,135
Total equity	869,816	873,918	904,047

(1)	Carrying values are shown net of unamortized premium and deferred financing costs.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Gross Margin

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
Net income	$15,371	$16,746	$9,304
Depreciation and amortization	39,953	41,356	45,280
Long-lived and other asset impairment	4,154	4,647	5,121
Restructuring charges	—	—	313
Interest expense	25,177	24,456	25,508
Stock-based compensation expense	2,998	2,970	2,900
Provision for income taxes	4,266	9,318	3,925
Adjusted EBITDA (1)	91,919	99,493	92,351
Selling, general and administrative	30,500	27,691	28,839
Stock-based compensation expense	(2,998)	(2,970)	(2,900)
Gain on sale of assets, net	(12,695)	(18,948)	(15,393)
Other (income) expense, net	(585)	497	337
Gross margin (1)	$106,141	$105,763	$103,234

(1)	Management believes Adjusted EBITDA and gross margin provide useful information to investors because these non–GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non–GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period–to–period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
Net income	$15,371	$16,746	$9,304
Depreciation and amortization	39,953	41,356	45,280
Long-lived and other asset impairment	4,154	4,647	5,121
Restructuring charges	—	—	313
Interest expense	25,177	24,456	25,508
Stock-based compensation expense	2,998	2,970	2,900
Provision for income taxes	4,266	9,318	3,925
Adjusted EBITDA (1)	91,919	99,493	92,351
Less: Maintenance capital expenditures	(24,084)	(21,833)	(14,086)
Less: Other capital expenditures	(2,091)	(1,523)	(3,430)
Less: Cash tax payment	—	(400)	—
Less: Cash interest expense	(24,390)	(23,669)	(24,707)
Cash available for dividend (2)	$41,354	$52,068	$50,128

(1)	Management believes Adjusted EBITDA provides useful information to investors because this non–GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non–GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period–to–period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Cash Flows from Operating Activities to Cash Available for Dividend

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
Net cash provided by operating activities	$76,808	$12,952	$82,108
Inventory write-downs	(319)	(427)	(110)
Provision for credit losses	393	(257)	(366)
Gain on sale of assets, net	12,695	18,948	15,393
Current income tax provision (benefit)	115	731	142
Cash tax payment	—	(400)	—
Amortization of operating lease ROU assets	(832)	(795)	(1,031)
Amortization of contract costs	(4,962)	(4,773)	(4,771)
Deferred revenue recognized in earnings	4,168	8,426	3,033
Cash restructuring charges	—	—	313
Changes in assets and liabilities	(20,537)	41,019	(25,953)
Maintenance capital expenditures	(24,084)	(21,833)	(14,086)
Other capital expenditures	(2,091)	(1,523)	(3,430)
Payments for settlement of interest rate swaps that include financing elements	—	—	(1,114)
Cash available for dividend (1)	$41,354	$52,068	$50,128

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Cash Flows From Operating Activities to Free Cash Flow and Free Cash Flow After Dividend

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
Net cash provided by operating activities	$76,808	$12,952	$82,108
Net cash used in investing activities	(20,512)	(9,376)	38,720
Free cash flow (1)	56,296	3,576	120,828
Dividends paid to stockholders	(22,559)	(22,494)	(22,506)
Free cash flow after dividend (1)	$33,737	$(18,918)	$98,322

(1)	Management believes free cash flow and free cash flow after dividend provide useful information to investors because these non–GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non–GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period–to–period comparisons.